UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2026

PROMIS NEUROSCIENCES INC.

(Exact name of registrant as specified in its charter)

Canada	001-41429	98-0647155
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 200, 1920 Yonge Street, Toronto, Ontario	M4S 3E2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (416) 847-6898

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, no par value per share	PMN	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On January 29, 2026, ProMIS Neurosciences Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with selected investors that qualify as “accredited investors” (the “PIPE Investors”), as defined in Rule 501(a) of Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), for the purpose of raising approximately $75 million in aggregate gross proceeds for the Company (the “Offering”) before deducting placement agent fees and other expenses payable by the Company. Pursuant to the terms of the Securities Purchase Agreement, the Company agreed to sell to PIPE Investors in the Offering, an aggregate of (i) 6,815,296 common shares, no par value (the “Common Shares”),  (ii) Common Share purchase warrants (the “Common Share Warrants”) to purchase 6,915,296 Common Shares (the “Common Share Warrant Shares”), (iii) Pre-Funded Warrants (the “Pre-Funded Warrants”) to purchase 100,000 Common Shares (the “Pre-Funded Warrant Shares”, and together with the Common Share Warrant Shares, the “Warrant Shares”).

6,090,075 Common Shares were sold at a price of $10.77 per Common Share, 100,000 Pre-Funded Warrants were sold at a price of $10.77 less an exercise price $0.0001 per Pre-Funded Warrant Share and 725,221 Common Shares were sold at a price of $12.13 per Common Share to certain affiliates and insiders of the Company. The Common Share Warrants have an exercise price of $14.40, are exercisable immediately and will expire upon the earlier of (i) within 60 days of the Milestone Event (as defined below) or (ii) February 3, 2031. The Pre-Funded Warrants have an exercise price of $14.40 per Warrant Share, are immediately exercisable and will expire when exercised in full. For purposes of the foregoing, the “Milestone Event” means the public announcement via press release or the filing of a Current Report on Form 8-K of topline data from the cohorts treated with single ascending doses of PMN310.

The aggregate gross proceeds to the Company from the Offering are expected to be approximately $75 million before deducting placement agent fees and other offering expenses, and up to an additional approximately $100 million in gross proceeds if the Common Share Warrants and the Pre-Funded Warrants are fully exercised for cash.

The final closing of the Offering pursuant to the Securities Purchase Agreement is expected to occur on February 3, 2026 (the “Closing Date”).

Registration Rights Agreement

In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement with each of the PIPE Investors (the “Registration Rights Agreement”), pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) under the Securities Act, covering the resale of the Common Shares issued to the PIPE Investors under the Securities Purchase Agreement, together with the Warrant Shares. The Company is required to file the Registration Statement with the SEC within 45 days after the Closing Date and is required to have the Registration Statement declared effective by the SEC in accordance with the terms of the Registration Rights Agreement.

The foregoing descriptions of the material terms of the Securities Purchase Agreement, the Pre-Funded Warrants, the Common Share Warrants and the Registration Rights Agreement, do not purport to be complete and are qualified in their entirety by reference to the full texts of the Form of Securities Purchase Agreement, Form of Common Share Warrant, the Form of Pre-Funded Warrant and the Form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1, 4.1, 4.2 and 10.2, respectively, to this Current Report on Form 8-K (the “Report”) and are incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

The information contained in Item 1.01 relating to the Offering is hereby incorporated by reference into this Item 3.02. The Common Shares, the Pre-Funded Warrants, the Common Share Warrants and the Warrant Shares, are being sold and/or issued without registration under the Securities Act in reliance on the exemption provided by Section 4(a)(2) of the Securities Act as a transaction not involving a public offering and/or Rule 506(b) of Regulation D promulgated thereunder as well as available exemptions under applicable state securities laws.

Item 8.01 Other Information.

On January 30, 2026, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Common Share Warrant
4.2	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Registration Rights Agreement
99.1	Press Release dated January 30, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROMIS NEUROSCIENCES INC.

Date: January 30, 2026	By:	/s/ Neil Warma
Name: Neil Warma
Title: Chief Executive Officer